EXHIBIT 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy Ruane, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report of InSite Vision Incorporated on Form 10-Q for the quarterly period ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report of InSite Vision Incorporated on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of InSite Vision Incorporated.

By:	/s/ Timothy Ruane
Name:	Timothy Ruane
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	August 13, 2015